EXHIBIT 99.77Q1(d)

Eagle Point Credit Company Inc.

(the “Registrant”)

Item 77Q1(d) – Copy of Form of Certificate of Designation of 7.75% Series A Term
Preferred Stock due 2022 of Eagle Point Credit Company Inc.

A copy of the Registrant’s Form of Certificate of Designation of 7.75% Series A Term Preferred Stock due 2022 (“Certificate of Designation”) is included as Appendix B in the Registrant’s prospectus dated May 13, 2015 and filed with the Securities and Exchange Commission on May 15, 2015 (SEC Accession No. 0001144204-15-031336), which form of Certificate of Designation is incorporated by reference herein.